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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for Food 4 Less Holdings, Inc. dated March 9, 1998, included in the Food 4 Less Holdings, Inc. Form 10-K for the 52 weeks ended February 1, 1998 and to all references to our Firm included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

Los Angeles, California
November 4, 1998